SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 23, 2002


                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                   1-13669                  95-4654481
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                         21900 Burbank Blvd., Suite 270
                            Woodland Hills, CA 91367


                    (Address of Principal Executive Offices)


                                 (818) 444-4100
                         (Registrant's Telephone Number)




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ITEM 5.  OTHER EVENTS

     On July 23, 2002, Tag-It Pacific, Inc. announced that it has entered into a multi-year supply agreement with Levi Strauss & Co. Under the terms of the Supply Agreement, Levi Strauss & Co. has agreed to purchase from us a minimum of $10 million of various trim products, garment components and services over a two-year period. We have agreed to supply Levi Strauss & Co. with certain propriety products, equipment and know-how on an exclusive basis during this two-year period.

     A copy of the press release, dated July 23, 2002, published by us announcing our agreement with Levi Strauss & Co., is attached to this report as
Exhibit 99.1 and is incorporated herein by this reference.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2002                     TAG-IT PACIFIC, INC.


                                  By: /s/ Ronda Sallmen
                                      -----------------------------------
                                      Ronda Sallmen
                                      Chief Financial Officer


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